UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
April 15, 2009
Date of Report (Date of earliest event reported)
NEWBRIDGE BANCORP
(Exact Name of Registrant as Specified in Charter)

North Carolina State or Other Jurisdiction of Incorporation)	000-11448 (Commission File Number)	56-1348147 (IRS Employer Identification No.)

1501 Highwoods Boulevard, Suite 400,
Greensboro North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)
Registrant’s telephone number, including area code (336) 369-0900
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Page

Item 1.01 — Entry into a Material Definitive Agreement	3

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	3

Item 9.01 — Financial Statements and Exhibits	3

Signatures	4

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Executive Officer Compensation. On April 15, 2009, Ramsey K. Hamadi executed a promissory note (the “Promissory Note”) in favor of NewBridge Bank (the “Bank”), the wholly owned subsidiary of NewBridge Bancorp (the “Company”). Mr. Hamadi is the Executive Vice President and Chief Financial Officer of the Company and the Bank. The Promissory Note was executed in consideration of a loan of Eighty Thousand Dollars ($80,000) made to Mr. Hamadi by the Bank on April 15, 2009, in connection with his employment with the Bank and the Company.
The Promissory Note provides that one-twenty-fourth (1/24th) of the principal balance, and all accrued interest attributable to that portion of the principal, shall be deemed forgiven, released and waived on the fifteenth (15th) of each calendar month, beginning May 15, 2009, on which Mr. Hamadi remains in the employ of the Bank and the Company; and at such time as Mr. Hamadi ceases to be employed by the Bank and the Company, all unforgiven principal and accrued interest then outstanding shall be due and immediately payable by Mr. Hamadi. The Promissory Note provides for an interest rate of five percent (5%) per annum, and a default rate of seven percent (7%) per annum.
ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.
(e) A brief description of the material terms of Mr. Hamadi’s Promissory Note is contained in Item 1.01, “Entry into a Material Definitive Agreement,” above, and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits.
The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Promissory Note granted by Ramsey K. Hamadi in favor of NewBridge Bank, dated April 15, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWBRIDGE BANCORP
Dated: April 20, 2009	By:	/s/ Pressley A. Ridgill
Pressley A. Ridgill,
Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Promissory Note granted by Ramsey K. Hamadi in favor of NewBridge Bank, dated April 15, 2009.

4